EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the 1989 Long-Term Incentive Plan and the 1995 Incentive Plan for Non-Management Employees of Tanknology-NDE International, Inc., of our report dated March 13, 1998, with respect to the consolidated financial statements of Tanknology-NDE International, Inc. included in its Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                /s/ ERNST & YOUNG, L.L.P.
                                             ---------------------------------
                                             ERNST & YOUNG, L.L.P.



Austin, Texas
October 8, 1998


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